Exhibit 23.1

                             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in each of the Prospectuses constituting part of the Registration Statements of Diamond Shamrock, Inc. on Form S-3 (Nos. 33-58744, 33-67166, and 33-67556) filed on February 24, 1993,
August 9, 1993, and August 18, 1993 respectively, and on Form S-8 (Nos. 33-15268, 33-34306, and 33-50573) filed on June 22, 1987, April 13, 1990, and
October 6, 1993 respectively, of our report dated February 25, 1994, which includes an explanatory paragraph with respect to the Company's changes in its methods of accounting for its long-term shared cost liability, postretirement benefits other than pensions, and income taxes, which is attached as Exhibit
13.3 to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which is included in Item 14(a)(2) of this Form 10-K.


/s/ Price Waterhouse

PRICE WATERHOUSE

San Antonio, Texas
March 25, 1994